UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 17, 2022, Astra Space, Inc. (“Astra” or the “Company”) issued a press release, which included certain information regarding the financial results for the Company for the fourth quarter and year ended December 31, 2021.

The information contained in this Item 2.02 of this Current Report on Form 8-K (including the press release furnished as an exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In conjunction with preparing its annual report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”), the Company recently became aware that at the end of 2021 its filer status changed from non-accelerated filer to large accelerated filer. As a result of this change in status, the Annual Report was due to be filed on March 1, 2022 rather than on March 31, 2022, the date towards which the Company has been working to file the Annual Report.

The Company’s filing status is based on its public float as of June 30, 2021, which was also the effective date of the closing of Holicity, Inc.’s (now Astra’s) business combination with Astra Space, Inc. (now Astra Space Operations Inc.). At the time of the closing of this business combination, the Company’s filing status was determined to be a non-accelerated filer, and the Company incorrectly believed that its status as a non-accelerated filer, based on its public float, did not need to be remeasured until June 30, 2022. The Company was required to recalculate its public float as of June 30, 2021, and its public float as of that date makes it a large accelerated filer, rather than a non-accelerated filer as it had previously believed.

As a result of this change in filing status, the Company is also no longer an emerging growth company. The Company expects to file its Annual Report on the date it had been targeting March 31, 2022, to allow it additional time to complete its year-end closing procedures in conjunction with this change.

As a result of the foregoing, the Company is rescheduling its conference call to report its financial results for the fourth quarter and year ended December 31, 2021, which was originally scheduled for March 17, 2022. Accordingly, the conference call has been rescheduled to Thursday, March 31, 2022 at 1:30 p.m. PT (4:30 p.m. ET).

A copy of the press release announcing the events described above is included in this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the expectations the Company describes in its forward-looking statements. Substantial reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of the Company. Important factors that could cause actual results to differ materially from expectations include, but are not limited to findings and conclusions of the Audit Committee’s review; the Company’s expectations regarding materiality or significance; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the potential for a material weakness in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the risk that the completion and filing of the Annual Report will take longer than expected; and additional information that may arise during the preparation of the Company’s financial statements; and the risks detailed from time to time in the Company’s periodic reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Astra Space, Inc. on March 17, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2022	Astra Space, Inc.

	By:	/s/ Kelyn Brannon
	Name:	Kelyn Brannon
	Title:	Chief Financial Officer